     As filed with the Securities and Exchange Commission on June 6, 2001

                                               REGISTRATION NO. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                               EPIX MEDICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                             04-3030815
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


     EPIX MEDICAL, INC. AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN


                    MICHAEL D. WEBB, CHIEF EXECUTIVE OFFICER
                               EPIX MEDICAL, INC.
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                 with copies to:

                           William T. Whelan, Esquire
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111
                                 (617) 542-6000

                                  ------------

                         CALCULATION OF REGISTRATION FEE

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                                                            Proposed              Proposed
          Title of                 Amount to be              Maximum              Maximum
 securities to be registered      Registered (1)         Offering Price           Aggregate               Amount of
                                                          Per Share (2)        Offering Price (2)       registration fee
==========================================================================================================================
Common Stock, $.01 par value          100,000                $7.30                  $730,000                $183.00

==========================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon exercise of options which have been granted and/or may hereafter be granted under the EPIX Medical, Inc. Amended and Restated 1996 Director Stock Option Plan (the "Director Plan"). The maximum number of shares which may be sold upon exercise of options granted under the Director Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of such Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of a date (May 30, 2001) within 5 business days prior to filing this Registration Statement.

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                                EXPLANATORY NOTE


         The content of the Registration Statement on Form S-8 (File No. 333-30533) of EPIX Medical, Inc. is hereby incorporated by reference. The purpose of this Form S-8 is to reflect an increase in the number of shares authorized for issuance under the Amended and Restated 1996 Director Stock Option Plan.

Exhibits.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered

23.1     Consent of Ernst & Young LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on June 6, 2001.

                                                   EPIX MEDICAL, INC.


                                                   By: /s/ Michael D. Webb
                                                       -------------------
                                                   Michael D. Webb
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                       TITLE                                        DATE
/s/ Michael D. Webb
-----------------------------         Chief Executive Officer and Director                June 6, 2001
Michael D. Webb                       (Principal Executive Officer)


/s/ Pamela E. Carey
-----------------------------         Vice President of Finance and Administration        June 6, 2001
Pamela E. Carey                       and Chief Financial Officer
                                      (Principal Financial and Accounting Officer)

/s/ Christopher F.O. Gabrieli
-----------------------------
Christopher F.O. Gabrieli             Chairman of the Board and Director                  June 6, 2001


/s/ Stanley T. Crooke
-----------------------------
Stanley T. Crooke, M.D., Ph.D.        Director                                            June 6, 2001


/s/ Luke B. Evnin
-----------------------------
Luke B. Evnin, Ph.D.                  Director                                            June 6, 2001


/s/ Randall B. Lauffer
-----------------------------
Randall B. Lauffer, Ph.D.             Director                                            June 6, 2001


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